Exhibit 99.1

LS ® Lake Shore Savings Putting People First ANNUAL SHAREHOLDERS’ MEETING MAY 17, 2023

LS® LAKE SHORE BANCORP, INC. Safe Harbor Statement This presentation contains certain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, estimates and projections about the Company’s and the Bank’s industry, and management’s beliefs and assumptions Words such as anticipates, expects, intends, plans, believes, estimates and variations of such words and expressions are intended to identify forward looking statements Such statements are not a guarantee of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast Therefore, actual results may differ materially from those expressed or forecast in such forward looking statements The Company and Bank undertake no obligation to update publicly any forward looking statements, whether as a result of new information or otherwise There are risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such forward looking statements Information on factors that could affect the Company’s business and results is discussed in the Company’s periodic reports filed with the Securities and Exchange Commission, including in the section “Risk Factors” Forward looking statements speak only as of the date they are made The Company undertakes no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events or otherwise 2

LS® LAKE SHORE BANCORP, INC. Agenda Call to Order – Kevin M. Sanvidge, Chairman Introduction of Officers, Directors and Director Nominees Secretary’s Report Presentation of Proposals Executive Management Report to Shareholders Vote Report Adjournment 3

LS® LAKE SHORE BANCORP, INC. Board of Directors Director Since Tracy S. Bennett, Audit Committee Chairperson 2010 Sharon E. Brautigam, Vice Chairperson of the Board, Nominating and Governance Committee Chairperson 2004 Michelle M. DeBergalis, Nominating and Governance Committee member 2022 Kim C. Liddell, President and Chief Executive Officer 2023 John P. McGrath, Asset and Liability Management Committee Chairman 2019 John (“Jack”) L. Mehltretter, Enterprise Risk Management Chairman 2016 Ronald J. Passafaro, Compensation Committee Chairman 1994 Kevin M. Sanvidge, Chairman of the Board 2012 4

LS® LAKE SHORE BANCORP, INC. Bank Officers Hired Hired Kim Liddell, President and Chief Executive Officer 2023 Rachel Sanchioni, VP, Comm. Loan Officer 2022 Rachel Foley, Chief Financial Officer/Treasurer and Principal Financial/Accounting Officer 1999 Adam Dimitri, VP, Retail Banking 2006 Benjamin Pietak, Controller 2023 Amy Harding, VP, Regional Sales Officer 1997 Robert Cortellucci, Chief Technology Officer 2022 Christina Schwindler, VP, Reg. Sales Ofc. 2020 Jeffrey Werdein, Executive VP, Comm. Division 2014 Theresa Campanella, Br. Relationship Mgr. 2008 Tamara Bellanti, Senior VP, Human Resources 2022 Eric Hohenstein, Compliance Officer 2006 Barbara Fancher, VP, Commercial Lending 1998 Nicole Piegzik, BSA Officer 2023 Gabriele Maddalena, VP, Senior Lending Officer 2010 Josh Brunner, Information Security Officer 2023 Michael Noville, VP, Comm. Loan Officer 2019 Elizabeth Rugg, Director of Internal Audit 2015 Dylan Rubadeaux, VP, Comm. Loan Officer 2016 5

LS® LAKE SHORE BANCORP, INC. Business of Annual Shareholders Meeting Election of Directors: Elect two Class Three directors to serve until the 2026 annual meeting: Class Three Directors Michelle M. DeBergalis John (“Jack”) L. Mehltretter 6

LS® LAKE SHORE BANCORP, INC. Business of Annual Shareholders Meeting (Continued) Say on Pay Proposal: A non-binding “say on pay” proposal to approve the compensation of the named executive officers. Appointment of Independent Registered Public Accounting Firm: Ratify the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. 7

LS® LAKE SHORE BANCORP, INC. Executive Management Presentation Kim C. Liddell, President and Chief Executive Officer 8

LS LAKE SHORE BANCORP, INC.

An Overview of Lake Shore Savings


Caledonia
Haldimand
Dunnville
Nanticoke
West Lincoln
Pelham
Welland
Port Colborne
Fort Erie
Buffalo
Tonawanda
Akron
South Newstead
Alden Center
Batavia
Bethany Center
Attica
Marilla
East Aurora
Sheldon
Warsaw
Evans Center
Brant
Colden
Java Center
Hanover Center
Collins
Springville
Arcade
Eagle
Ashford
Machias
Houghton
Brocton
Stockton
Pomfret
Franklinville
Belfast
Leon
Mayville
Little Valley
North East
Ellery Center
Ellington
Great Valley
Randolph
Hinsdale
Erie
Mina
Cold Spring
Carrollton
Olean
Wirt
West Greene
Clymer
Busti
South Valley
© 2010 NAVTEQ © 2010 Microsoft Corporation

County	Rank	Branches	Company Deposits in Market ($000)	Deposit Market Share (%)	Projected Population Change 2023-2028 (%)	Median HH Income 2023 ($)	Projected HH Income Change 2023-2028 (%)
Chautauqua	5	5	317,831	14.93	(2.24)	56,393	15.21
Erie	11	6	266,953	0.44	0.51	66,856	11.01
Total		**11**	**584,784**				
New York Franchise					(0.99)	61,169	13.29
State of New York					(0.13)	80,716	13.05
National					2.14	73,503	13.37

- Lake Shore Savings Bank is a federally chartered, community-oriented financial institution headquartered in Dunkirk, New York, with a longstanding history of community banking since 1891
- Current focus on organic growth of loan portfolio primarily through commercial real estate and commercial business loans
  - Since going public, net loans have increased from $205.3 million on June 30, 2006 to $574.4 million as of March 31, 2023
- Operates 11 full-service branch locations in two counties within Western New York
- Lake Shore ranks 5th in deposit market share in Chautauqua County with 5 branches; ranks 11th in Erie County with 6 branches
- Converted to MHC structure on April 4, 2006, raising $29.8 million in gross proceeds and trades on NASDAQ under the symbol LSBK

Source: S&P Global Market Intelligence. Deposit information as of June 30, 2022, updated for any pending acquisitions.
New York Franchise demographic information weighted by deposits by county

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LS® LAKE SHORE BANCORP, INC. An Overview of Lake Shore Savings (Continued) Stockholder Informal 1 Ownership Mutual Holding Company 63.9% Institutional 7.9% Insider* 7.9% (NASDAQ: LSBK) Market Information as of 5/15/23 Total Market Cap (mm) $65.0 Minority Market Cap (mm) $23.5 Book Value Per Share *' $14.70 Price / Tangible Book 78% Price / FC Tangible Book 54% Price / MRQ EPS 9.8x Ownership information based on Proxy Statement and S&P Global, Inc. as of 3/31/2023. Market Information as of 5/15/2023. *Includes 3.00% of the shares of common stock outstanding owned by the ESOP. ** Book value per share is the same as tangible book value per share. 10

LS® LAKE SHORE BANCORP, INC. Financial Highlights Dollars in Thousands (except per share anxrunts) 2023 FQ1 2022 FQ1 QoQ Change Assets $730,315 $707,452 3.2% Net Loans $574,408 $550,286 4.4% Deposits $595,207 $592,820 0.4% Net Income $1,684 $1,061 58.7% Basic Earnings Per Share $0.29 $0.18 61.1% Book Value Per Share $14.70 $14.45 1.7% ROA A 0.94% 0.98% (4.1%) Efficiency Ratio' 80.60% 73.10% 10.3% Non-Performing Assets $2,866 $9,678 (70.4%) Dollars in Thousands (except per share amounts) FY 2022 FY 2021 YoY Change T Assets $699,914 $713,739 (1.9%) Net Loans $573,537 $517,206 10.9% Deposits $570,119 $593,184 (3.9%) Net Income $5,708 $6,187 (7.7%) Basic Earnings Per Share $0.97 $1.05 (7.6%) Book Value Per Share $14.23 $15.45 (7.9%) ROAA 0.82% 0.88% (6.7%) Efficiency Ratio' 71.92% 67.73% 6.2% Non-Performing Assets $3,000 $9,757 (69.3%) Financial data is presented for Lake Shore’s Fiscal Year Ended December 31 for each respective year or for Lake Shore’s quarter ended March 31 for each respective quarter. * Efficiency Ratio represents non-interest expense divided by the sum of net interest income and non-interest income. 11

LS® LAKE SHORE BANCORP, INC. Total Assets $545.7M $610.9M $686.2M $713.7M $699.9M $730.3M 2018 2019 2020 2021 2022 Q1 2023 Loans Receivable, Net Bank Owned Life Insurance Securities - AFS Premises and Equipment. Net Cash and Cash Equivalents ■ FHLB Stock Net Income $4,000 $4,087 $4,558 $6,187 $5,708 $1,684 $0.66 $0.68 $0.77 $1.05 $0.97 2018 2019 2020 2021 2022 Q1 2023 Net Income Basic Earnings Per Share Loan Portfolio $392.5M $470.8M $524.1M $517.2M $573.5M $574.4M 2018 2019 2020 2021 2022 Q1 2023 Residential One-to Four-Family Construction and Land Commercial Real Estate Other + Deferred Fees* Home Equity Deposit Trends 0.81% 1.13% 0.81% 0.44% 0.38% 0.99% $432.5M $483.5M $560.3M $593.2M $570.1M $595.2M 2018 2019 2020 2021 2022 Q1 2023 Time Deposits Non-Time Deposits Cost of Deposits Financial data is presented for Lake Shore’s Fiscal Year Ended December 31 for each respective year and for the three months ended March 31, 2023. 12

LS® LAKE SHORE BANCORP, INC. Loan Loss Reserves / Total Net Loans 0.88% 0.91% 1.12% 1.18% 1.23% 1.17% 2018 2019 2020 2021 2022 Q1 2023 NPAs / Total Assets 0.71% 0.71% 0.46% 1.37% 0.43% 0.39% 2018 2019 2020 2021 2022 Q1 2023 Financial data is presented for Lake Shore’s Fiscal Year Ended December 31 for each respective year and for the three months ended March 31, 2023. * 2020 Loan Loss Reserves reflected a $425,000 increase in provision for loan losses primarily related to declining economic conditions as a result of the COVID-19 pandemic. 13

LS® LAKE SHORE BANCORP, INC. Loan Portfolio – Office Concentration Total Loan Portfolio as of 3/31/2023 Commercial 3% Consumer 0% One- to four-family 31% Home Equity 9% Commercial Real Estate 57% ■ One- to four-family ■ Home Equity ■ Commercial Real Estate ■ Commercial ■ Consumer Office Real Estate Concentration within Total Commercial Loan Portfolio as of 3/31/23 Office - Non Owner Occ, 12.6% Office - Non Owner Occ, 12.6% All other Commercial Loans, 81.4% Office - Non Owner Occ ■ Office - Owner Occ All other Commercial Loans Loan portfolio data is as of 3/31/2023. 14

LS® LAKE SHORE BANCORP, INC. Change in Deposit Mix Change in Deposit Mix Time Deposits Savings Accounts Money Markets Demand and NOW Non-interest bearing 3/31/2022 12/31/2022 3/31/2023 Total Deposits as of March 31, 2023 16.2% 13.6% 23.1% 12.7% 34.5% ■ Non-interest bearing ■ Demand and NOW ■ Money Markets Savings Accounts ■ Time Deposits Total Deposits as of 12/31/2022 18.5% 14.4% 26.2% 13.5% 26.8% Non-interest bearing ■ Demand and NOW Savings Accounts ■ Time Deposits ■ Money Markets Total Deposits as of 3/31/2022 18.4% 15.5% 31.1% 12.8% 22.2% ■ Non-interest bearing ■ Demand and NOW - Savings Accounts ■ Time Deposits ■ Money Markets 15

LS® LAKE SHORE BANCORP, INC. Uninsured Deposits Uninsured Deposits as of 3/31/2023 $84,679,361 Uninsured Deposits make up 14.4% of overall deposits. Uninsured Deposits consists of 284 accounts $595,207,120 Total Deposits Uninsured Depostis 16

LS® LAKE SHORE BANCORP, INC. Net Interest Margin 3.61% 3.59% 3.58% 3.51% 3.23% 3.26% 3.35% 3.03% 3.77% 3.23% 3.76% 2.66% 2018Y 2019Y 2020Y 2021Y 2022Y Q1 2023 LSBK Net Interest Margin Peer Median Net Interest Margin Return on Average Assets 0.75% 0.71% 0.69% 0.88% 0.82% 0.94% 0.55% 0.54% 0.55% 0.92% 0.73% 0.41% 2018 2019 2020 2021 2022 Q1 2023 L8BK ROAA Median Peer ROAA Efficiency Ratio* 75.6% 78.0% 73.8% 72.9% 69.4% 67.4% 67.7% 76.0% 71.9% 76.3% 80.6% 77.6% 2018 2019 2020 2021 2022 Q1 2023 LSBK Efficiency Ratio Median Peer Efficiency Ration 17

LS® LAKE SHORE BANCORP, INC. Since IPO Creating Shareholder Value High capital ratios enable organic growth without diluting shareholder value Elected the Community Bank Leverage Ratio effective January 1, 2020 2018 2019 2020 2021 2022 3/31/2023 Tier 1/Community Bank Leverage Ratio 14.0% 13.0% 11.8% 12.0% 12.4% 12.3% Equity / Total Assets 14.6% 13.6% 12.5% 12.3% 11.6% 11.5% Common Shares Outstanding 6,004,664 5,924,339 5,823,786 5,692,410 5,705,225 5,693,358 Volume Price Volume (shares 000’s) LSBK(-18.5%) Nasdaq Bank (-33.6%) KBW Nasdaq Regional Bank (-28.1%) S&P500 (2.8%) Financial data is presented for Lake Shore’s Fiscal Year Ended December 31 for each respective year and for the three months ended March 31, 2023. * The tangible book value per share is the same as book value per share for each period presented. Pricing as of 5/15/23. Source: S&P Global Market Intelligence. 18

LS® LAKE SHORE BANCORP, INC. Summary After 132 years in business, we continue to be a local bank that cares about its customers and communities. At Lake Shore Savings, that has always meant “Putting People First.” We will continue to put our customers, communities, and shareholders FIRST, as we adopt new technology, products, and services to meet the future needs of our customers. 19

LS® LAKE SHORE BANCORP, INC. QUESTIONS AND ANSWERS 20

LS® LAKE SHORE BANCORP, INC. Vote Report Adjournment of Annual Shareholder’ Meeting 21

LAKE SHORE BANCORP, INC.

Appendix: Lake Shore Savings Peer Data

Institution Name	Ticker	City, State	Total Assets ($mm)
Columbia Financial, Inc. (MHC)	CLBK	Fair Lawn, NJ	$10,635
Greene County Bancorp, Inc. (MHC)	GCBC	Catskill, NY	$2,729
Pioneer Bancorp, Inc. (MHC)	PBFS	Albany, NY	$1,835
Rhinebeck Bancorp, Inc. (MHC)	RBKB	Poughkeepsie, NY	$1,351
Bogota Financial Corp. (MHC)	BSBK	Teaneck, NJ	$950
BV Financial, Inc. (MHC)	BVFL	Baltimore, MD	$858
CFSB Bancorp, Inc. (MHC)	CFSB	Quincy, MA	$352
SSB Bancorp, Inc. (MHC)	SSBP	Pittsburgh, PA	$251
Seneca Financial Corp. (MHC)	SNNF	Baldwinsville, NY	$234
Gouverneur Bancorp, Inc. (MHC)	GOVB	Gouverneur, NY	$205
Auburn Bancorp, Inc. (MHC)	ABBB	Auburn, ME	$102
		Average	**$1,773**
		Median	**$858**

Source: S&P Global Market Intelligence as of the most recent reported quarter. MHCs located in the Mid-Atlantic and Northeast Regions. Excludes merger targets.

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